EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 17, 2013, is by and between I.E.T., Inc., a corporation incorporated and organized under the laws of the state of Nevada, with its principal executive offices at 4235 Commerce Street, Little River, South Carolina  29566 (“Buyer”), and Benchmark Performance Group, Inc., a corporation incorporated and organized under the laws of the state of Texas, with an address at 2801 Post Oak Boulevard, Suite 400, Houston, Texas  77056 (“Seller”).  Buyer and Seller shall be individually referred to herein at times as a “Party” or together as the “Parties.”

R E C I T A L S

WHEREAS, Seller owns electrochemical activation generators manufactured by IET and certain accessory items as detailed in Schedule I of this Agreement (the “Equipment”);

WHEREAS, Seller owns certain other property that includes the Exceltye® trademark (the “Trademark”), the domain name excelyte.com (the “Domain Name”), the Excelyte® website (the “Website”) content and the state registrations related to Excelyte® (the “State Registrations”) as detailed in Schedule II of this Agreement, and the goodwill associated therewith (collectively, the “Intangible Property”); and

WHEREAS, Buyer desires to purchase and Seller desires to sell the Equipment and the Intangible Property, upon the terms and subject to the conditions provided herein.

NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.01       Purchase and Sale.  At the Closing (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Equipment and the Intangible Property (the “Purchased Assets”), including, but not limited to, all of Seller’s right, title and interest in the Equipment and the Intangible Property.  The Equipment is being sold by Seller in “as is” condition.  Simultaneously with the execution of this Agreement, Seller shall provide to Buyer all documents evidencing Seller’s interest in the domain name relating to the Website and all applicable passwords and source codes related to, or required to operate, the Website.

1.02       Liabilities.  Except as otherwise provided herein, Buyer is not assuming and it shall not be held responsible for any liabilities of Seller, of any kind or nature whatsoever, whether such liabilities occurred prior to or after the Closing.

ARTICLE II

PURCHASE PRICE; ADVISORY SERVICES; TERMINATION

2.01       Purchase Price.  The purchase price (the “Purchase Price”) for the Purchased Assets shall be One Hundred Ninety Thousand Dollars ($190,000).  The Purchase Price shall be paid as follows:  (a) Thirty Eight Thousand Dollars ($38,000) shall be paid at Closing (the “Initial Payment”); and (b) One Hundred Fifty Two Thousand Dollars ($152,000) shall be paid in monthly installments pursuant to the promissory note (the “Promissory Note”) attached hereto as Exhibit A.

2.02       Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as agreed to by the Parties.

2.03       Uniform Commercial Code Financing Statement.  Seller shall be entitled to file a Uniform Commercial Code financing statement (“UCC1”) against the Equipment to secure the Promissory Note in South Carolina, and all states where the Equipment is delivered pursuant to Section 3.03(a) below.  In the event that Buyer moves any article of Equipment to a new location outside the county, or state where the UCC1 is filed, Buyer shall notify Seller of such move and assist Seller with all reasonable requests to prepare and file a new UCC1 in the new location.

ARTICLE III

CLOSING DELIVERIES

3.01       Closing.  The purchase and sale of the Purchased Assets pursuant to this Agreement (the “Closing”) will take place on a date and time agreed to by the Parties (the “Closing Date”), at the offices of Giordano, Halleran & Ciesla, P.C., 125 Half Mile Road, Red Bank, New Jersey, unless another date, time and/or place is agreed to by the Parties.

3.02       Buyer’s Deliveries.  Buyer shall deliver to Seller all of the following:

(a)       the Initial Payment will be made by Buyer to Seller on the Closing Date; and

(b)       the Promissory Note will be issued by the Buyer to Seller on the Closing Date.

3.03       Seller’s Deliveries.  Seller shall deliver to Buyer all of the following:

(a)       the Equipment shall be shipped to the Buyer’s destination of choice, at the Buyer’s expense, within ten (10) days of Closing Date;

(b)       the trademark assignment form, attached hereto as Exhibit B, related the Trademark, shall be delivered to Buyer on the Closing Date;

(c)       the domain name assignment form, attached hereto as Exhibit C, related to the Domain Name, shall be delivered to Buyer on the Closing Date;

(d)       the state registration assignment form, attached hereto as Exhibit D, related to the various State Registrations, shall be delivered to Buyer on the Closing Date;

(e)       all applicable content, passwords and source codes relating to, or required to operate the Website, shall be delivered to Buyer on the Closing Date; and

(f)       without limitation by specific enumeration of the foregoing, all other documents reasonably required to consummate the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01       Seller.  Seller represents and warrants to Buyer as follows:

(a)       Seller’s Authority, Approvals and Consents.   Seller hereby represents and warrants to Buyer that it has all requisite power, capacity and authority to enter into this Agreement, consummate the transactions contemplated herein and perform its obligations contemplated herein.  The Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors, and (ii) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law.  The execution and delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not conflict with any agreement to which Seller is a party.

(b)       No Consents Required.  No consent of any other party is needed to enable Seller to consummate the transactions contemplated under this Agreement, including any consent under any agreement, note, mortgage, lease or other contract.

(c)       General Warranty of Title; Condition of Assets.  Seller has good and marketable title to all of the Purchased Assets being transferred under this Agreement.  The Purchased Assets are free and clear of all liens, encumbrances and restrictions of any nature.

(d)       Disclaimer of Warranties.  Seller makes no warranties as to the Equipment, express or implied, including, without limitation, any warranties as to the quality, performance, suitability, merchantability or fitness for a particular purpose, and Seller hereby disclaims any such warranties.

(e)       Advice of Counsel.  In connection with the execution and delivery of this Agreement, Seller acknowledges that (i) Buyer has advised it to seek the advice of counsel and other advisors in connection with the execution and delivery of this Agreement, (ii) Seller has carefully read and fully understands all of the provisions of this Agreement, and (iii) Seller is entering into this Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration.

(f)       Review of Agreement.  Seller has carefully read and reviewed this Agreement and, to the extent it believed necessary, Seller has discussed with its legal, accounting and other professional advisors the representations, warranties and agreements of the Seller.

(g)       Broker’s or Finder’s Fees.  No agent, broker, person or firm acting on behalf of the Seller is, or shall be, entitled to any commission or broker’s or finder’s fees from either Party, in connection with any of the transactions contemplated herein.

4.02       Buyer’s Representations.  Buyer represents and warrants to Seller as follows:

(a)       Buyer’s Authority, Approval and Consents.  Buyer hereby represents and warrants to Seller that it has all requisite power, capacity and authority to enter into this Agreement, consummate the transactions contemplated herein and perform its obligations contemplated herein.  The Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors, and (ii) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law.  The execution and delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not conflict with any agreement to which Buyer is a party.

(b)       No Consents Required.  No consent of any other party is needed to enable Buyer to consummate the transactions contemplated under this Agreement, including any consent under any agreement, note, mortgage, lease or other contract.

(c)       Broker’s or Finder’s Fees.  No agent, broker, person or firm acting on behalf of the Buyer is, or shall be, entitled to any commission or broker’s or finder’s fees from either Party, in connection with any of the transactions contemplated herein.

ARTICLE V

COVENANTS

5.01       Additional Agreements.  Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, proper or advisable action under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  In case at any time after the Closing further action is necessary or desirable to carry out the purposes of this Agreement, the Parties shall take all such appropriate action.

5.02       Further Actions.  Seller will cooperate in good faith with Buyer and take any and all actions necessary to transfer or assign ownership of the Equipment, the Trademark, the Domain Name and the Website to Buyer, including, without limitation, preparing any and all necessary transfer authorizations with any applicable Internet domain name registration authority.  In addition, Seller will take all action necessary to transfer or assign the State Registrations to Buyer, to the extent transferable or assignable.

5.03       No Encumbrance.  Buyer shall not, without the express written consent of Seller, sell, convey, pledge, hypothecate or otherwise encumber the Equipment until such time as Buyer has paid all amounts due to Seller under the Promissory Note.  Likewise, Buyer shall not allow any liens to be placed on or levied against the Equipment until Seller is paid in full therefore according to the terms of the Promissory Note and Buyer shall save, defend, protect and hold Seller harmless from any such liens, and indemnifies Seller from all costs associated with such defense including reasonable attorney’s fees and costs of court.

ARTICLE VI

INDEMNIFICATION

6.01       Indemnification by Seller.  Seller covenants and agrees to defend, indemnify and hold harmless Buyer and its respective officers, directors, employees, shareholders, agents, advisers and representatives (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse Buyer Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, litigation, deficiencies or damages (whether absolute, accrued, contingent or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, resulting from or arising out of:

(a)       any breach of any representation or warranty made by Seller herein;

(b)       any failure of Seller to perform any covenant or agreement hereunder; or

(c)       any transaction, liability or obligation of Seller that occurs or arises out of actions or events occurring prior to or after the Closing, including any liability or obligation arising out of Seller’s failure to pay any taxes, whether federal, state or local, owed by it.

6.02       Indemnification by Buyer.  Buyer, covenants and agrees to defend, indemnify and hold harmless Seller and its respective officers, directors, employees, shareholders, agents, advisers and representatives (collectively, the “Seller Indemnitees”), from and against, and pay or reimburse Seller Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, litigation, deficiencies or damages (whether absolute, accrued, contingent or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, resulting from or arising out of:

(a)       any breach of any representation or warranty made by Buyer herein;

(b)       any failure of Buyer to perform any covenant or agreement hereunder; or

(c)       any transaction, liability or obligation of Buyer that arises out of the operation of the Purchased Assets after the Closing.

ARTICLE VII

MISCELLANEOUS

7.01       Survival.  All representations, warranties and covenants contained in this Agreement shall survive Closing.

7.02       Expenses.  Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

7.03       Assignments.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns.

7.04       Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto.

7.05       Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

7.06       Modifications, Amendments and Waivers.  The Parties may, by written agreement, modify, amend or supplement any term or provision of this Agreement and any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

7.07       Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing same (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.08       Governing Law.  This Agreement shall be governed by the laws of the state of Texas (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.  The Parties consent to the exclusive jurisdiction of the state or federal courts sitting in Harris County, Texas to resolve any disputes which may arise under this Agreement.

7.09       Severability.  If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.  To the extent permitted by applicable law, each Party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

7.10       Notices.  All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, mailed by registered or certified mail, postage prepaid (return receipt requested), or delivered by overnight delivery service with proof of delivery to a Party at the address first provided above for such Party or such other address as shall be furnished in writing by such Party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

I.E.T., INC.

By:	/s/ Thomas S. Gifford
Name:	Thomas S. Gifford
Title:	Executive Vice President and
Chief Financial Officer

BENCHMARK PERFORMANCE
GROUP, INC.

By:	/s/ Mark Kinsey
Name:	Mark Kinsey
Title:	President